Exhibit T3B.10

COMPANY NUMBER: 6747036 graphic to come COMPANIES ACTS 1985 AND 2006 PRIVATE COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION of DIAMOND OFFSHORE ENTERPRISES LIMITED 1 The name of the Company is “Diamond Offshore Enterprises Limited” 2 The registered office of the Company is to be situated in England and Wales 3 The object of the Company is to carry on business as a general commercial company The Company shall have powers - 31 To purchase or by any other means acquire and take options over any property whatever and any rights or privileges of any kind over or in respect of any property 32 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire 33 To acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or secunties that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or secunties so received 34 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with, all or any part of the property and rights of the Company 35 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made

36 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid) 37 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it 38 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments 39 To apply for, promote and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests 310 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions 311 To subscribe for, take, purchase or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world 312 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies 313 To promote any other company for the purpose of acquiring the whole or part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities of any such company as aforesaid 314 To sell, let, licence, develop, give, transfer or otherwise dispose of the undertaking, property and assets of the Company, or any part thereof, whether at a profit or not and whether at full market value or not (including in whole or in part by way of gift), or otherwise as the directors think fit, with power to accept shares, debentures or securities of, or interest in, any other company 315 To act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts 316 To remunerate any person, firm or company rendering services to the Company either by cash payments or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient 317 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company 318 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Directors or employees or may be connected with any town or place where the Company carries on business, to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served, the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and for the wives, widows, children and other relatives and dependants of such persons, to make payments towards insurance, and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and their wives, widows, children and other relatives and dependants, and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained 319 Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act 320 To distribute among the members of the Company in kind any property of the Company of whatever nature 321 To procure the Company to be registered or recognised in any part of the world 322 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others

323 To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them AND so that - 3231 None of the powers set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such power, and none of such powers shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other power or powers set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name or object of the Company 3232 The word “company” in this clause, except where used in the reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere 3233 In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force and any provision of the Companies Act 2006 for the time being in force 4 The liability of the members is limited 5 The Company’s share capital is US$250,000 divided into 250,000 ordinary shares of US$1 each.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum, and I agree to take the number of shares shown opposite my name Name And Address Of Subscriber Number of share taken by Subscriber Whale Rock Directors Limited 2nd Floor 50 Gresham Street London 1 EC2V 7AY          For and on behalf of Whale Rock Directors Limited Total Share taken 1 Dated 2 October 2008 Witness to the above signature Carty Bleathman 2nd Floor, 50 Gresham Street London EC2V 7 DAY                                  Occupation Accountant

COMPANY NUMBER: 6747036 THE COMPANIES ACTS 1985 AND 2006 PRIVATE COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION - of - DIAMOND OFFSHORE ENTERPRISES LIMITED PRELIMINARY 1 In these Articles “Table A” means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 2007 and the Companies (Table A to F) (Amendment) (No 2) Regulations 2007) and “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force and any provision of the Companies Act 2006 for the time being in force 2 Regulations 24, 40, 41, 66, 76, 77, 81(e), 89, 94, 95 and 118 of Table A shall not apply to the Company, but the Articles hereinafter contained and the remaining Regulations of Table A, subject to the modifications hereinafter expressed shall constitute the regulations of the Company 3 Any branch or kind of business, which the Company is either expressly or by implication authorised to undertake may be undertaken at such time or times as the directors think fit, and may be suffered to be in abeyance, whether already commenced or not, so long as the directors deem it expedient not to commence or proceed with such branch or kind of business 4 The Company is a private company and accordingly 41 any offer to the public (whether for cash or otherwise) of any shares in or debentures of the Company, and 42 any allotment of or agreement to allot any shares in or debentures of the Company (whether for cash or otherwise) with a view to all or any of those shares or debentures being offered for sale to the public, is prohibited SHARES 4 3 The directors shall have a general and unconditional authority for the purposes of Section 80 of the Act to allot any unissued shares of the Company forming part of its original capital upon such terms and conditions as they may determine (but so that no shares shall be issued at a discount) for a period of five years from the date of the incorporation of the Company unless and until such authority shall have been previously revoked or varied by the Company in general meeting 44 Before the expiry of the authority given in Article the directors shall have a general and unconditional authority for the purposes of Section 80 of the Act to allot any unissued shares of the Company forming part of its original capital upon such terms and conditions as they may determine (but so that no shares shall be issued at a discount) for a period of five years from the date of the incorporation of the Company unless and until such authority shall have been previously revoked or varied by the Company in general meeting above the Company by its directors or otherwise may make any offer or agreement which would or might require unissued shares of the Company to be allotted after such expiry and the directors may notwithstanding such expiry allot unissued shares of the Company pursuant to such offer or agreement 4 5 Section 89(1) of the Act shall be excluded in respect of any allotment of shares whether by the directors or otherwise 5 The lien conferred by Regulation 8 of Table A shall attach to fully paid up shares, and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders TRANSFERS OF SHARES 6 Regulation 23 of Table A shall be modified by the addition at the end thereof of the words ‘The Transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members in respect thereof’ 7 The directors may in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share GENERAL MEETINGS 8 No business shall be transacted at any meeting unless a quorum is present Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum, except that if the Company has only one member for the time being, one member present in person or by proxy shall be a quorum 9 If a quorum in accordance with Article No business shall be transacted at any meeting unless a quorum is present Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum, except that if the Company has only one member for the time being, one member present in person or by proxy shall be a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such quorum ceases to be present, the meeting if convened upon the requisition of members shall be dissolved, in any other case the meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, or if during the adjourned meeting such quorum ceases to be present, the meeting shall be dissolved DIRECTORS 10 The number of directors (other than alternate directors) shall not be subject to a maximum but shall not be less than one If and so long as there is a sole director, such director may act alone in exercising all the powers and authorities vested in the directors

11 A director shall not require any share qualification but shall nevertheless be entitled to attend and speak at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company ALTERNATE DIRECTORS 12 Regulation 65 of Table A shall be modified by substituting for the words “resolution of the” the words “the other” PROCEEDINGS OF DIRECTORS 13 If there shall be more than one director the quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum 14 All or any of the directors may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other A director so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is 15 A director may vote in respect of any matter in which he or any connected person or (in the case of an alternate director) his appointor has an interest or in which he or (in the case of an alternate director) his appointor has a duty which conflicts or may conflict with the interests of the Company and he may be counted in the quorum present at any meeting at which such matter shall come before the directors or a committee of directors for consideration DIVIDENDS 16 The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company INDEMNITY 17 Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses costs charges expenses and liabilities which he may sustain or incur in or about the execution of his office or the discharge or purported discharge of his duties or otherwise in relation thereto, and whether such duties are owed to the Company or to any other person, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under Section 144(3) or (4) or Section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of his office or the discharge or purported discharge of his duties or otherwise in relation thereto

NAME AND ADDRESS OF SUBSCRIBER Whale Rock Directors Limited 2nd Floor 50 Gresham Street London EC2V 7AY For and on behalf of Whale Rock Directors Limited Dated 11 November 2008 Witness to the above signature Carty Bleathman 2nd Floor, 50 Gresham Street London EC2V 7 DAY                                  Occupation Accountant